UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 26, 2019, Leisure Acquisition Corp. (the “Company”) held a special meeting in lieu of the 2019 annual meeting of stockholders (the “Special Meeting”). Set forth below are the final voting results for each of the proposals.

Proposal No. 1 – Extension Amendment

A proposal to amend (the “Extension Amendment”) the Company’s Second Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination from December 5, 2019 to April 5, 2020 (the “Extended Date”):

For	Against	Abstain	Broker Non-Votes
19,119,041	2	1,991,539	1,635,903

Proposal No. 2 – Trust Amendment

A proposal to amend the Company’s investment management trust agreement, dated December 1, 2017, by and between the Company and the Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the trust account (“Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from December 5, 2019 to the Extended Date:

For	Against	Abstain	Broker Non-Votes
20,773,580	2	337,000	1,635,903

Proposal No. 3 – Election of Directors

The election of two directors to serve as Class II directors on the Company’s Board of Directors until the 2022 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Steven M. Rittvo	17,729,980	3,380,602	1,635,903
David L. Weinstein	17,729,980	3,380,602	1,635,903

 Proposal No. 4 –Ratification of the Appointment of the Independent Registered Public Accounting Firm

Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
19,509,354	0	3,237,131	0

As a result of the voting at the Special Meeting, each of the nominees for director named above was elected and each of the proposals described above was approved by the Company’s stockholders. In connection with the Extension Amendment, holders of 1,123,749 shares of the Company’s common stock redeemed their shares for cash, for an aggregate redemption amount of approximately $11.6 million. As a result, approximately $194.6 million will remain in the Trust Account after payment of redemptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: December 3, 2019	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

2